Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of SRI/Surgical Express, Inc., par value $0.001 per share, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 17th day of July 2012.

SYNERGY HEALTH PLC

By:	/s/ Richard Steeves
Name:	Richard Steeves
Title:	Chief Executive Officer

SYNERGY HEALTH US HOLDINGS LIMITED

By:	/s/ Richard Steeves
Name:	Richard Steeves
Title:	Director

SHM ACQUISITION, INC.

By:	/s/ Richard Steeves
Name:	Richard Steeves
Title:	Chief Executive Officer

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